SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 10, 2007

KENNETH COLE PRODUCTIONS, INC.

 (Exact name of registrant as specified in its charter)

Commission File Number 1-13082

        New York    13-3131650

(State or other jurisdiction of

I.R.S. Employer

incorporation or organization)

Identification Number)

603 West 50th Street, New York, NY 10019

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 265-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 10, 2007, Kenneth Cole Productions, Inc. (“the Company”) issued a press release announcing that Kyle Andrew joined the Company as Senior Vice President of Marketing and Advertising.  The Company also announced that Joshua Schulman, President, Kenneth Cole New York Brand, will assume additional responsibilities for the full-priced Retail division.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1 Press Release dated January 10, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

Kenneth Cole Productions, Inc.

Registrant

Dated: January 15, 2007

By:       /s/ DAVID P. EDELMAN

Name:  David P. Edelman

Title:    Chief Financial Officer

Exhibit Index

Description

Exhibit No.  99.1

Press Release dated January 10, 2007

Exhibit 99.1

Company Contacts:
Meredith Paley	James R. Palczynski
VP Corporate Communications	Principal
Kenneth Cole Productions, Inc.	Integrated Corporate Relations, Inc.
(212) 830.7405	(203) 222.9013

KENNETH COLE PRODUCTIONS, INC NAMES KYLE ANDREW AS SENIOR VICE PRESIDENT OF MARKETING AND ADVERTISING

AND ANNOUNCES JOSHUA SCHULMAN WILL ASSUME ADDITIONAL RESPONSIBILITIES FOR THE FULL-PRICED RETAIL DIVISION

NEW YORK, JANUARY 10TH, 2007 – Kenneth Cole Productions, Inc. (NYSE:KCP) announced today that it has hired Kyle Andrew to be the Senior Vice President of Marketing and Advertising.   Ms. Andrew has an accomplished background with over fifteen years of experience on both the agency and client side of the advertising and marketing industries.

Most recently, Ms. Andrew was the Vice President of Marketing at Gap Brand, responsible for all Brand Communications and Creative. In this capacity, Kyle oversaw all advertising, media, public relations, promotions, buzz marketing, events, packaging and in-store creative for Gap, Baby Gap, Gap Kids, and Gap Body.  Ms. Andrew recently also spearheaded the Skinny Black Pant campaign (“Audrey”) and the groundbreaking (PRODUCT) RED campaign, the global initiative founded by Bono and Bobby Shriver, in support of The Global Fund.

Previously, before moving to the client side with Gap Inc., Kyle worked on the agency side at various companies, including Arnell Group, Toth and Select Communications.

At Kenneth Cole Productions, Ms. Andrew will oversee all the marketing and creative efforts for the company’s brands. Her responsibilities will include overseeing the in-house advertising agency, media, as well as public relations. Ms. Andrew will start her new post on February 5th, 2007 and will report directly to Kenneth Cole, the Chairman and Chief Executive Officer of Kenneth Cole Productions. Mr. Cole said, “We are very excited to have Kyle, such an accomplished and experienced retail marketing professional, joining our executive team.”

Kenneth Cole Productions also announced today that Joshua Schulman, who was recently appointed President of the Kenneth Cole New York brand, will also assume additional responsibilities for the management of the full-priced Retail division. Prior to joining Kenneth Cole Productions, Mr. Schulman held executive positions at Gap Inc., and Gucci Group.

About Kenneth Cole Productions, Inc.

Kenneth Cole Productions, Inc. designs, sources, and markets a broad range of footwear, handbags, and accessories under the brand names "Kenneth Cole New York," "Kenneth Cole Reaction," "Unlisted, a Kenneth Cole Production," and "Tribeca, a Kenneth Cole Production," as well as footwear under  the proprietary trademark "Gentle Souls" and under the licensed trademark "Bongo." The Company has also granted a wide variety of third party licenses for the production of men's, women's and children's apparel as well as fragrances, timepieces, eyewear, and several other accessory categories. The Company's products are distributed through department stores, better specialty stores, and company-owned retail stores as well as direct-to- consumer catalogs and e-commerce. Further information can be found at http://www.kennethcole.com.